EXHIBIT 23-A


                 CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Management Incentive Stock Option Plan of Sprint Corporation of our reports dated February 2, 1999 with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in Sprint's Annual Report (Form 10-
K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                     ERNST & YOUNG LLP

Kansas City, Missouri
December 15, 1999